UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 2, 2009
LIGHTING SCIENCE GROUP CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-20354	23-2596710

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Building 2A, 1227 South Patrick Drive, Satellite Beach, Florida 32937
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (321) 779-5520
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On September 2, 2009, Lighting Science Group Corporation (the “Company”) filed a certificate of designation (the “Certificate of Designation”) with the Secretary of State of the State of Delaware setting forth, among other things, the designation, preferences, dividends, voting rights and other special rights of the Company’s Series D Non-Convertible Preferred Stock (the “Series D Preferred Stock”).
     The Series D Preferred Stock consists of 79,000,000 shares, par value $0.001 per share. Shares will be issued (i) pursuant to the terms of a rights offering (the “Rights Offering”) contemplated by the convertible note agreement (the “Philips Convertible Note”) between the Company and Koninklijke Philips Electronics N.V. and the convertible note agreement (the “Pegasus Convertible Note” and, together with the Philips Convertible Note, the “Convertible Notes”) between the Company and Pegasus Partners IV, L.P., (ii) upon conversion of the Philips Convertible Note and (iii) upon conversion of the Pegasus Convertible Note. Each share of Series D Preferred Stock will be issued as part of a unit (the “Unit”) consisting of one share of Series D Preferred Stock and that portion of a warrant (the “Warrant”) representing the right to purchase one share of common stock of the Company. The Convertible Notes, the Warrants and the Rights Offering are described in the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on August 28, 2009.
     Each share of the Series D Preferred Stock is entitled to an annual cumulative dividend of 25% of the purchase price of such share, which compounds annually on the date of issuance and accrues to liquidation value only. The dividend consists of two parts, such that 17% of the purchase price will be a non-cash dividend credited to the account of the holder and may only be used, subject to certain limitations, for purposes of satisfying the exercise price payable upon exercise of the Warrants and will not be payable to the holder in cash upon redemption. The remaining 8% of the purchase price will be payable in cash or other property solely upon the redemption of the Series D Preferred Stock. Except with respect to funding payment of all or a portion of the exercise price of a holder’s Warrants, the Series D Preferred Stock may not be exchanged or converted into other securities. The Series D Preferred Stock ranks junior to the liquidation preferences of the holders of the Company’s 6% Convertible Preferred Stock, Series B Preferred Stock and Series C Preferred Stock but senior to the liquidation preferences of holders of the Company’s common stock. Shares of the Series D Preferred Stock must be redeemed by the Company on the eighth anniversary of the date of issuance or upon an earlier change of control of the Company. Except as required by law and with certain exceptions, the Series D Preferred Stock does not have voting rights. Each share may be sold or transferred only in conjunction with the sale or transfer of whole Units, and each such sale or transfer must consist of at least 25,000 Units.
     A copy of the Certificate of Designation is attached hereto as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference. You are encouraged to read the Certificate of Designation for a more complete understanding of its terms. The foregoing description of the Certificate of Designation is qualified in its entirety by reference to the full text of the Certificate of Designation.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Number	Exhibit
4.1	Series D Non-Convertible Preferred Stock Certificate of Designation

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTING SCIENCE GROUP CORPORATION
Date: September 8, 2009	By:	/s/ Stephen Hamilton
		Name:	Stephen Hamilton
		Title:	Vice President - Finance

EXHIBIT INDEX

Number	Exhibit
4.1	Series D Non-Convertible Preferred Stock Certificate of Designation